STOCK OPTION AGREEMENT FOR

                     INCENTIVE STOCK OPTION
                     ______________________


                             BETWEEN


                     SOVEREIGN BANCORP, INC.


                               AND


                    ________________________
                       (the Optionholder)


            Date of Grant:    _________________________

            Number of Shares: _________________________

            Purchase Price:   _________________________

            Option Expires:   _________________________

                INCENTIVE STOCK OPTION AGREEMENT

Number of shares subject to option:  ___________ shares.

          This Agreement dated __________________ between
Sovereign Bancorp, Inc. (the "Corporation") and
______________________ (the "Optionholder"),

                           WITNESSETH:

1.   Grant of Option

          Pursuant to the provisions of the Sovereign Bancorp, Inc. 1996 Stock Option Plan (the "Plan") the Corporation hereby grants to the Optionholder, subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, the right and option to purchase from the Corporation for cash, or for common stock of the Corporation subject to the approval of the Committee (as defined in the Plan), all or any part of an aggregate of __________ shares of Common Stock (without par value) of the Corporation ("Common Stock") at the purchase price of $__________ per share; such option to be exercised as hereinafter provided.

2.   Terms and Conditions

          It is understood and agreed that the option evidenced hereby is subject to the following terms and conditions:

          (a) Expiration Date. Subject to the provisions of Paragraph 2(d), the option granted hereby shall expire on _________________ [not more than 10 years from the date of grant, except for an option granted to a 10% shareholder, which shall be limited to 5 years].

          (b) Exercise of Option. Except in the case of a Change in Control (as defined in the Plan), no part of this option may be exercised until the Optionholder has remained in the continuous employ of the Corporation or of a Subsidiary of the Corporation (as defined in the Plan) for a period of one year after the date hereof.

               This option may be exercised, to the extent then vested under Article 7 of the Plan, in whole at any time, or from time to time in part, prior to the expiration date specified in Paragraph 2(a). Any exercise shall be accompanied by a written notice to the Corporation specifying the number of shares as to which the option is being exercised. If there is a Change in Control, the option granted hereby shall become immediately exercisable.

          (c) Payment of Purchase Price Upon Exercise. At the time of any exercise, the purchase price of the shares as to which this option shall be exercised shall be paid in cash (or, subject to the conditions and limitations described in the Plan, by delivering shares of Common Stock of the Corporation or by delivering a combination of such shares and cash equal to the purchase price set forth in Paragraph 1 hereof) to the Corporation. In addition, at the request of the Optionholder and, if approved by the Corporation, the Optionholder may make arrangements with a brokerage firm, under which such firm, on behalf of the Optionholder, pays the purchase price per share to the Corporation (as described in the Plan).

          (d)  Exercise Upon Death or Termination of Employment.

               (1) If the Optionholder's employment with the Corporation or a Subsidiary terminates because of early, normal or late retirement, as described in the Sovereign Bancorp, Inc. Pension Plan, then the Optionholder may exercise this option, to the extent that the Optionholder was entitled to do so at the date of early, normal or late retirement, as the case may be, in whole at any time, or from time to time in part, within three months after the date of such termination of employment, but in no event later than the expiration date specified in Paragraph 2(a).

               (2) In the event of the death of the Optionholder while an employee of the Corporation or of a Subsidiary, this option may be exercised, to the extent that the Optionholder was entitled to do so at the date of termination of employment due to such cause, by the person or persons to whom the Optionholder's rights under this option pass by will or applicable law, or, if no such person has such right, by the estate's executors or administrators, in whole at any time, or from time to time in part, within one year after the Optionholder's death, but in no event later than the expiration date specified in Paragraph 2(a).

               (3) If the Optionholder's employment with the Corporation or a Subsidiary terminates because of total and permanent disability, then the Optionholder may exercise this option, to the extent that the Optionholder was entitled to do so at the date of termination of employment due to such cause, in whole at any time, or from time to time in part, within one year after the date of such termination, but in no event later than the expiration date specified in Paragraph 2(a).

               (4)  Except as otherwise provided in
                    Paragraph (6), below, if the Optionholder's employment with the Corporation or a Subsidiary is terminated by the Corporation, then the Optionholder may exercise this option, to the extent that the Optionholder was entitled to do so at the date of termination of employment due to such cause, in whole at any time, or from time to time in part, within three months after the date of such termination, but in no event later than the expiration date specified in
                    Paragraph 2(a).

               (5) If the Optionholder's employment with the Corporation or a Subsidiary is voluntarily terminated by the Optionholder (other than for early, normal or late retirement, as described in the Sovereign Bancorp, Inc. Pension Plan), then the option will expire on the date of such termination of employment.

               (6)  Notwithstanding anything herein to the
                    contrary, if the Optionholder's employment is terminated by the Corporation or a Subsidiary "for cause," as defined in the Plan, all rights to exercise this option shall terminate at the date of such termination of employment.

          (e) Nontransferability. This option shall not be transferable other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order, as defined in the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. During the lifetime of the Optionholder, this option shall be exercisable only by the Optionholder.

          (f) Adjustments. In the event of any change in the Common Stock of the Corporation by reason of any stock dividend, recapitalization, reclassification, merger, consolidation, split-up, combination or exchange of shares, or of any similar change affecting the Common Stock, then in any such event the number and kind of shares subject to this option and their purchase price per share shall be appropriately adjusted consistent with such change. If any other change in the number or kind of the outstanding shares of stock of the Corporation occurs, an adjustment may be made to the number and kind of shares subject to this option and their purchase price per share in such manner as a majority of the disinterested members of the Board of Directors may deem equitable to prevent substantial dilution or enlargement of the rights granted to the Optionholder hereunder. Any adjustment so made shall be final and binding upon the Optionholder.

          (g) No Rights as Stockholder. The Optionholder shall have no rights as a stockholder with respect to any shares of Common Stock subject to this option prior to the date of issuance of a certificate or certificates for such shares.

          (h) No Right To Continued Employment. This option shall not confer upon the Optionholder any right with respect to continuance of employment by the Corporation or any Subsidiary, nor shall it interfere in any way with the right of the Corporation or any Subsidiary to terminate the Optionholder's employment at any time.

          (i) Compliance with Law and Regulations. This option and the obligation of the Corporation to sell and deliver shares hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Corporation shall not be required to issue or deliver any certificates for shares of Common Stock prior to (1) the listing of such shares on any stock exchange on which the Common Stock may then be listed and (2) the completion of any registration or qualification of such shares under any federal or state law, or any rule or regulation of any government body which the Corporation shall, in its sole discretion, determine to be necessary or advisable.

3.   Investment Representation

          The Committee appointed pursuant to Article 3 of the Plan may require the Optionholder to furnish to the Corporation, prior to the issuance of any shares upon the exercise of all or any part of this option, an agreement (in such form as such Committee may specify) in which the Optionholder represents that the shares acquired upon exercise are being acquired for investment and not with a view to the sale or distribution thereof.

4.   Optionholder Bound by Plan

          The Optionholder hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof, which, to the extent relevant, are incorporated herein by reference.

5.   Notices

          Any notice hereunder to the Corporation shall be addressed to it at its office, 1130 Berkshire Boulevard, Wyomissing, Pennsylvania 19610; Attention: Corporate Secretary, and any notice hereunder to Optionholder shall be addressed to him or her at the address below, subject to the right of either party to designate at any time hereafter in writing some other address.

          IN WITNESS WHEREOF, Sovereign Bancorp, Inc. has caused this Agreement to be executed by a duly authorized officer and the Optionholder has executed this Agreement, both as of the day and year first above written.

SOVEREIGN BANCORP, INC.            OPTIONHOLDER

By____________________________     ______________________________
  (Signature)                      (Signature)

______________________________     ______________________________
  (Print Name)

______________________________     ______________________________
  (Print Title)                    (Print Address)